Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public Accounting
Firm

We consent to the reference to our firm under the caption “Experts” in Post-Effective Amendment
No. 10 to the Registration Statement (Form N-4, No. 333-153730) of Variable Annuity Account C of
Voya Retirement Insurance and Annuity Company, and to the use therein of our reports dated (a)
March 27, 2015, with respect to the consolidated financial statements of Voya Retirement Insurance and Annuity Company and (b) April 9, 2015, with respect to the financial statements of Variable
Annuity Account C of Voya Retirement Insurance and Annuity Company.

/s/ Ernst & Young LLP

Atlanta, Georgia
April 17, 2015